SECOND AMENDED AND RESTATED

BY-LAWS

OF

BLUEGREEN CORPORATION

(as of April 2, 2013)

ARTICLE I

Stockholders

Section 1. Annual Meeting. The annual meetings of the stockholders shall be held during the third month of each fiscal year, at such date as determined by the board of directors, or at such other month and date as the board of directors deems appropriate, and at such time and place as designated in the notice of the meeting. At the annual meeting, the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting. If the annual meeting is not held on the date designated therefor, the board of directors shall cause the meeting to be held as soon thereafter as convenient.

Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the president or by the board of directors and shall be called by the clerk, or in case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least 10% in interest of the capital stock entitled to vote thereat. Such application shall specify the purposes for which the meeting is to be called and may designate the date, time and place of such meeting, provided, however, that no such application shall designate a meeting date which is not a business day or a meeting time which is not within normal business hours, in each case without the approval of the president or the board of directors.

Section 3. Place of Meetings. Meetings of the stockholders may be held anywhere within, but not without, the United States.

Section 4. Notice. Except as hereinafter provided, a written or printed notice of every meeting of stockholders stating the place, date, time and purposes thereof shall be given by an officer (or the person or persons calling the meeting in the case of a special meeting) at least seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the articles of organization or by these by-laws, is entitled to such notice, by leaving such notice with such stockholder or at such stockholder’s residence or usual place of business or by mailing it, postage prepaid, addressed to such stockholder at his, her or its address as it appears upon the records of the corporation. No notice of the place, date, time or purposes of any annual or special meeting of stockholders need be given to a stockholder if a written waiver of such notice, executed before or after the meeting by such stockholder or his, her or its attorney thereunto authorized, is filed with the records of the meeting.

Section 5. Action at a Meeting. Except as otherwise provided by law or by the articles of organization, at any meeting of the stockholders a majority of all shares of stock then issued, outstanding and entitled to vote (including shares as to which a nominee has no voting authority as to certain matters brought before the meeting) shall constitute a quorum for the transaction of any business. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date, and at any such adjourned meeting any business may be transacted which might have been transacted at the original meeting.

When a quorum is present at any meeting, actions presented for a vote at the meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a larger vote is required by law, by the articles of organization or by these by-laws, provided, however, that any election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote in such election. Shares as to which a nominee has no voting authority as to a particular action brought before the meeting will not be deemed to be cast with respect to such action.

Except as otherwise provided by law, by the articles of organization or by these by-laws, each holder of record of shares of stock entitled to vote on any matter shall have one vote for each such share held of record by such stockholder. Stockholders may vote either in person or by proxy. No proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy, the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving its invalidity shall rest on the challenger.

Any election of directors by stockholders and the determination of any other questions to come before a meeting of the stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon but need not be otherwise.

Section 6. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting and without notice if stockholders having not less than the minimum number of votes necessary to take the action at a meeting at which all stockholders entitled to vote on the action are present and voting consent to the action in writing. Any such written consents shall be filed with the records of the meetings of stockholders and shall be treated for all purposes as a vote at a meeting.

Section 7. Major Decisions. Notwithstanding anything to the contrary contained herein, the corporation shall not take any of the following actions (each a “Major Decision”) without the approval of the stockholders pursuant to the procedures described in this Article I: (a) initiate any reorganization, or similar transaction involving the corporation or any contemplated filing by the corporation for relief as a debtor under any bankruptcy, insolvency, reorganization or similar law, an application by the corporation for the appointment of a receiver, trustee, custodian or similar fiduciary for a substantial portion of the assets of the corporation or the consent by the corporation to any petition or application seeking similar relief which is filed against the corporation; (b) merge or consolidate the corporation with, or acquire substantially all of the securities or assets of, any other entity, unless in the case of a merger or consolidation the stockholders of the corporation immediately prior to such transaction own equity of the entity that results from such transaction, directly or indirectly, in the same proportion and with the same relative rights as they did prior to such transaction; (c) sell, assign or otherwise transfer all or substantially all of the corporation’s assets; (d) amend the articles of organization or these by-laws; (e) issue or sell, or authorize for issuance or sale, or enter into any agreement or commitment of any character obligating the corporation to issue or sell, any capital stock of the corporation; (f) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock of the corporation or any right to purchase or acquire any such capital stock; (g) incur, assume or become subject to any indebtedness for borrowed money in a principal amount greater than $10,000,000; (h) pledge, mortgage, hypothecate or otherwise encumber assets of the corporation having an aggregate carrying value, as reported on the corporation’s most recent consolidated balance sheet, greater than $20,000,000 other than in connection with indebtedness the incurrence of which does not require consent pursuant to the preceding clause (g); (i) guarantee any indebtedness of a third party; (j) change its principal business; or (k) enter into any contract, agreement or other arrangement with a stockholder or an affiliate thereof involving payments in the aggregate in excess of $500,000 during any fiscal year.

ARTICLE II

Directors

Section 1. Number and Election. There shall be a board of not less than one director. Except as otherwise provided by law or by the articles of organization, the number of directors shall be determined from time to time by the board of directors. Directors shall be elected at the annual meeting of the stockholders by such stockholders as have the right to vote thereon. Directors need not be stockholders of the corporation. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Section 2. Term. Each director elected to the board shall hold office for a term expiring at the corporation’s next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified.

Section 3. Resignations. Any director may resign by delivering his written resignation to the corporation at its principal office or to the president or secretary. Such resignation shall become effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt by or on behalf of the corporation.

Section 4. Removal. At any meeting of the stockholders called for the purpose, any director may be removed from office with or without cause if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

Section 5. Vacancies. Vacancies and newly created directorships, whether resulting from an increase in the size of the board of directors, from the death, resignation, disqualification or removal of a director or otherwise, may be filled by the affirmative vote of a majority of directors then in office, even though less than a quorum of the board of directors, or by the stockholders pursuant to Article I, Section 5. Any director so appointed or elected to the board shall hold office for a term expiring at the corporation’s next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified.

Section 6. Regular Meetings. Regular meetings of the board of directors may be held at such times and places within or without the Commonwealth of Massachusetts as the board of directors may fix from time to time and, when so fixed, no notice thereof need be given. The first meeting of the board of directors following the annual meeting of the stockholders shall be held without notice immediately after and at the same place as the annual meeting of the stockholders. If in any year a meeting of the board of directors is not held at such time and place, any business to be transacted at such meeting may be held or transacted at any later meeting of the board of directors with the same force and effect as if held or transacted at such meeting.

Section 7. Special Meetings. Special meetings of the board of directors may be called at any time by the president or by any director. Such special meetings may be held anywhere within or without the Commonwealth of Massachusetts. A written, printed or telegraphic notice stating the place, date and time (but not necessarily the purposes) of the meeting shall be given by the secretary or an assistant secretary, or by the officer or director calling the meeting, at least two (2) days before such meeting to each director by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, or sending it by prepaid telegram, addressed to him at his last known address or electronically by email to his last known email address. No notice of the place, date or time of any special meeting of the board of directors need be given to any director if a written waiver of such notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

Section 8. Action at a Meeting. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had. When a quorum is present at any meeting, a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, by the articles of organization or by these by-laws.

Section 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting and without notice if all the directors consent to the action in writing. Any such written consents shall be filed with the records of the meetings of the directors and treated for all purposes as a vote at a meeting.

Section 10. Powers. The board of directors shall have and may exercise all the powers of the corporation, except such as by law, by the articles of organization or by these by-laws are conferred upon or reserved to the stockholders. In the event of any vacancy on the board of directors, the remaining directors then in office, except as otherwise provided by law, shall have and may exercise all of the powers of the board of directors until the vacancy is filled.

Section 11. Committees. The board of directors may elect from the board an executive committee or one or more other committees and may delegate to any such committee or committees any or all of the powers of the board except those which by law, by the articles of organization or by these by-laws may not be so delegated. Such committees shall serve at the pleasure of the board of directors. Except as the board of directors may otherwise determine, each such committee may make rules for the conduct of its business, but unless otherwise determined by the board or in such rules, its business shall be conducted as nearly as may be provided in these by-laws for the conduct of the business of the board of directors.

Section 12. Meeting by Telecommunications. Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

ARTICLE III

Officers

Section 1. Enumeration. The officers of the corporation shall consist of a president, a treasurer and a secretary and such other officers, including, without limitation, a chairman of the board of directors, chief executive officer, one or more vice presidents, assistant treasurers and assistant secretaries, as the board of directors may from time to time determine.

Section 2. Qualifications. No officer need be a stockholder or a director. The same person may hold at the same time one or more offices unless otherwise provided by law. Any officer may be required by the board of directors to give a bond for the faithful performance of his duties in such form and with such sureties as the board may determine.

Section 3. Elections. All officers shall be chosen or appointed by the board of directors.

Section 4. Term. Except as otherwise provided by law, by the articles of organization or by these by-laws, all officers shall hold office until removed by the board of directors or until their respective successors are chosen and qualified.

Section 5. Resignations. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the president or secretary. Such resignation shall be effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt by or on behalf of the corporation.

Section 6. Removal. Any officer may be removed from office with or without cause by vote of a majority of the directors then in office.

Section 7. Vacancies. Vacancies in any office may be filled by the board of directors.

Section 8. Certain Duties and Powers. The officers designated below, subject at all times to these by-laws and to the direction and control of the board of directors, shall have and may exercise the respective duties and powers set forth below:

The Chairman of the Board of Directors. The chairman of the board of directors, if there be one, shall, when present, preside (or designate the person to preside) at all meetings of the board of directors.

The President. The President shall have such powers as may from time to time be delegated by the board of directors. The president shall preside at all meetings of the stockholders and of the board of directors, if he is present, unless there be a chairman of the board of directors who is present at the meeting in which event the chairman shall preside. The president shall be the chief executive officer of the corporation.

The Treasurer. The treasurer shall have such duties and responsibilities as may be given to the officer by the board of directors or by the chief executive officer.

The Secretary. The secretary shall keep a record of all proceedings of the stockholders and board of directors. In the absence of the secretary from any meeting of the stockholders or board of directors, an assistant secretary or other officer designated by the person presiding at the meeting shall perform the duties of the secretary at such meeting.

Section 9. Other Duties and Powers. Each officer, subject at all times to these by-laws and to the direction and control of the board of directors, shall have and may exercise, in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are prescribed by law, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors may from time to time prescribe.

ARTICLE IV

Capital Stock

Section 1. Amount and Issuance. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be stated in the articles of organization. Subject to Article I, Section 7, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the articles of organization, and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

Section 2. Certificates. Shares of capital stock of the corporation may, but need not be represented by certificates. If represented by a certificate, each share certificate shall state on its face: (i) the name of the corporation; (ii) that the corporation is organized under the laws of the Commonwealth of Massachusetts; (iii) the name of the person to whom the certificate has been issued; (iv) the number of shares of stock represented by such certificate; (v) the class of shares and the designation of the series, if any, the certificate represents; and (vi) otherwise be in a form approved by the board of directors. Such certificate or certificates shall be signed by any two officers of the corporation designated by the board of directors. Such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the articles of organization, these by-laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued for shares of stock at a time when the corporation is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the articles of organization or (ii) a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 3. Transfers. The board of directors may make such rules, regulations and procedures, not inconsistent with the law, with the articles of organization or with these by-laws as it deems expedient relative to the issue, transfer and registration of the corporation’s shares of stock whether or not represented by certificates. The board of directors may appoint a transfer agent and a registrar of transfers or either and require all stock certificates to bear their signatures. Except as otherwise provided by law, by the articles of organization or by these by-laws, the corporation shall be entitled to treat the record holder of any shares of stock as shown on the books of the corporation as the holder of such shares for all purposes, including the right to receive notice of and to vote at any meeting of stockholders and the right to receive any dividend or other distribution in respect of such shares.

Section 4. Record Date. The board of directors may fix in advance a time, which shall be not more than seventy (70) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

Section 5. Lost Certificates. The board of directors may, except as otherwise provided by law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed.

Section 6. Shares Without Certificates. The board of directors may authorize the issuance of some or all of the shares of any or all of its classes or series of capital stock of the corporation without certificates. The authorization shall not affect shares already represented by certificates until and unless said certificates are surrendered to the corporation or, if applicable, its transfer agent or registrar. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the stockholder a written statement of the information required on certificates by Section 2 of this Article IV and as otherwise required by law.

ARTICLE V

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the corporation shall begin on January 1 of each calendar year and end on December 31 of each calendar year.

Section 2. Corporate Seal. The seal of the corporation shall be in such form as shall be determined from time to time by the board of directors.

Section 3. Corporate Records. The original, or attested copies, of the articles of organization, these by-laws and the records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, and all other corporate records required by applicable law shall be kept in the Commonwealth of Massachusetts at the principal office of the corporation in said Commonwealth or at an office of the transfer agent or of its secretary or of its resident agent, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times for inspection by any stockholder for any proper purpose pursuant to, and in compliance with, applicable law.

Section 4. Voting of Securities. Except as the board of directors may otherwise prescribe, the president or the treasurer shall have full power and authority, in the name and on behalf of the corporation, subject to the instructions of the board of directors, to waive notice of, to attend, to act and vote at, and to appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

Section 5. Indemnification. To the extent that there are sums available to be utilized for payment under any policy of insurance held by the corporation, of fees, costs, charges or expenses of any officer or director of the corporation who is a defendant in any action which is covered or which may be covered by any policy of insurance held by the corporation, the corporation shall not make payment to the officers or directors of such fees, costs or expenses.

This by-law is intended solely to require the advancement of such fees, costs, charges or expenses by the carrier up to and including the policy limit without regard to any limitation or exception contained in any policy. This by-law in no way affects the obligation of the corporation to any officer or director entitled to payment of fees or expenses by the corporation.

ARTICLE VI

Control Share Statute

The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to “control share acquisitions” (as defined in such chapter) of the corporation.

ARTICLE VII

Amendments

These by-laws may be amended or repealed by action of the board of directors and the approval of the stockholders required by Article I, Section 7.